UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Commercial Federal Corporation

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

October 7, 2005

Important Reminder to Commercial Federal Corporation

Retirement Savings Plan (“Savings Plan”) Participants.

Dear Savings Plan Participant:

We recently sent you proxy materials for the special meeting of stockholders of Commercial Federal Corporation which will be held on November 1, 2005.

The special meeting has been called to approve and adopt Commercial Federal’s merger agreement with Bank of the West. If the merger is completed, each of your shares of Commercial Federal common stock will be converted into the right to receive $34.00 in cash, and Commercial Federal will also declare and pay a special dividend of $0.50 per share to stockholders of record immediately prior to completion of the merger. Your Board of Directors unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement.

As a Savings Plan participant, you have the right to direct the Savings Plan Trustee to vote shares of Commercial Federal common stock allocated to your account in accordance with your instructions. A duplicate voting instruction form is enclosed. Please be sure to mark the appropriate boxes, sign, date and promptly mail your voting instruction card in the postage-paid envelope provided.

Please be aware that if no direction is given to the Trustee by Friday, October 28, 2005, the Trustee will not vote your shares held in the Savings Plan which will, in effect, be a vote against the merger.

YOUR VOTE IS IMPORTANT

Please promptly submit your vote—by signing, dating and returning the enclosed proxy in the postage paid return envelope provided. If you have previously returned your proxy, please accept our thanks and disregard this request.

Thank you for your continued interest and support.

Sincerely,

William A. Fitzgerald

Chairman of the Board and

Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS

—AN IMPORTANT REMINDER—

PLEASE VOTE YOUR PROXY TODAY!

October 7, 2005

Dear Stockholder:

We recently sent you proxy materials for the special meeting of stockholders of Commercial Federal Corporation which will be held on November 1, 2005.

The special meeting has been called for stockholders to approve and adopt the merger agreement with Bank of the West. If the merger is completed, each of your shares of Commercial Federal common stock will be converted into the right to receive $34.00 in cash. Commercial Federal will also declare and pay a special dividend of $0.50 per share to stockholders of record immediately prior to the completion of the merger.

We cannot complete the merger unless the holders of two-thirds of the issued and outstanding shares of our common stock entitled to vote at the special meeting approve and adopt the merger agreement. According to our latest records, we have not yet received your proxy for this important meeting. Abstaining from voting your shares will have the same effect as a vote against the merger. Your Board of Directors unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement.

YOUR VOTE IS IMPORTANT

Please promptly submit your vote—by signing, dating and returning the enclosed proxy in the postage paid return envelope provided. If you have previously returned your proxy, please accept our thanks and disregard this request.

Thank you for your continued interest and support.

Sincerely,

William A. Fitzgerald

Chairman of the Board and

Chief Executive Officer

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the meeting, please submit your vote promptly by signing, dating and mailing the enclosed proxy. If you have any questions, or need assistance, please call D.F. King & Co., Inc., which is assisting your Company, toll-free, at 1-800-967-7635.